Labor Contract
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Party A: Sichuan Apollo Solar Energy Technology Co., Ltd
Economic Type: Limited Liability Corporation
Legal Representative: Hou Renyi
Address:No.485 Tengfei Road Southwest Airport Economic Development Zone Shuangliu Chengdu
Party B (Employee): Hou Renyi
Gender: Male
Address: Room3, Unit3, Building 13, No.2 Western Chenghua Street, Jinniu District, Chengdu
ID Number:510125195604115411

Hereby execute this contract in accordance with the applicable provisions of “the Labor Law of the People` s Republic of China” and other laws and regulations on the basis of equality, voluntariness and consensus.

Article One.
Term of Contract and Probation Period

1. The term of this fixed-term contract is for five year and shall commence on 20th June 2006 ,and shall continue until 19th June, 2011,Before the Enforcement of this Contract , the Employee shall undergo a probationary period of  month, from   to   ,and pass the relevant appraisal.(This contract will expire automatically because of dismissal and resignation of employees during the probationary period)

Article Two
Job Content and Workplace

2. Party B agrees to employ Party A as General Manager in  Department, in charge of        .Meanwhile, Party A may change Party B` s job due to Party A` s business need .Party B shall complete the required quantity, quality indicators and task in accordance with the post production(work) tasks and standards.

Article Three
Working Hours& Rest& Vocation

3. The normal working hours of the Employee shall be eight hours each day and rest for an average of five days per week, Party A may extent working hours(those who take shift work and special status shall observe holiday shift working system) due to the requirements of its production or business based on Party B` agreement after consultation with Party B.(the extended working hours shall generally not exceed three hours)
4.Party B is entitled to all legal holidays and other leaves of absence in accordance with the laws and regulation of the PRC and the company` s work rules.

Article Four
Remuneration of Labor

5. By mutual consent, Party B shall implement the form of hourly salary. In accordance with the current salary system of Party A, Party B` s total yearly salary shall be RMB 123,600 .(including assessment salary RMB49,440 ),annual transport subsidy RMB 12,000 ,subsidies for communications RMB 9,600 .
6. Party A shall issue the salary for the previous month before the 15th of each month with no deduction or arrears and provide Party B with salary sheet.
7. Party A may adjust salary according to Party B` s performance due to good economic returns of Party A.
8. Party A may arrange rest for Party B according to the requirements of work and production after overtime working or extending working time. If not ,Party A shall pay Party B bonus as following criteria: Saturday: 100% of total salary paid;Sunday:150% of total salary paid; Statutory holidays:300% of total salary paid.
9.Party A shall pay Party B in accordance with herein agreed salary criteria when Party A shuts down ，stops production or go out of business without exceeding one salary payment circle; If Party B provides the normal work, then the salary paid to Party B shall not be less than the lowest local salary criteria in the case of exceeding one salary payment circle.
10. Party B shall have the right to take statutory holidays, rest and vocation in accordance with the laws and regulations of PRC and the relevant arrangement of Party A. Party A shall, in accordance with national rules and standards of Sichuan Province, pay Party B salary.
11.During Party B `s employment with Party A, in the event of job-related injuries, Party B shall entitled to the salary and medical welfare specified by the local government.
12.During Party B `s employment with Party A, in the event of job-related injuries, Party B shall be entitled to the salary and medical welfare specified by relevant bylaws of Party A.

Article Five
Social Insurance and Taxation

13. After the expiry of probationary period, Party A shall pay the primary endowment insurance, basic medical treatment, unemployment, work injury, maternity insurance or comprehensive insurance pursuant to the laws, regulations and policies of PRC and Sichuan Province. The social insurance premium Party B should pay is deducted from the salary of Party B and paid by Party A every month. Party A shall fulfill the liability of deduction from the salary of Party B and payment to relevant authorities complied with the personal income tax law of PRC.

Article Six
Working Protection& Working Conditions& Protection against Occupational Hazards

14. Party A shall provide Party B with necessary working conditions and working instruments , establish standards of techniques and procedure, and set up operation rules , working bylaws and system and standards of labor security and health.
15. Party A shall provide Party B with necessary labor protection products to guarantee the safety and health during the working process. If there are occupational hazards in the work of Party B, Party A shall arrange regular health examination for Party B.
16.Party B shall consciously abide by “employee handbook” ,the bylaws and labor disciplines of Party A  including labor safety and health system ,safe operation regulations, and production and technical operation procedure ,based on relevant laws, regulations and policies. Meanwhile, Party B shall take care of Party A` s property and facilities, abide by professional ethics, strengthen technical and vocational study, constantly develop political consciousness and work skills and capacity, and consciously obey Party A` s management.

Article Seven
Liability of Confidentiality

17. Party B shall keep commercial secrets and technical secrets and other secrets. If Party B discloses these secrets herein mentioned, Party A shall be entitled to claims of damage and compensation (in accordance with the Confidentiality Agreement signed by the Parties )

Article Eight
Adjustment, Rescission, Termination and Economical Compensation

18. The Parties may modify or terminate this contract after consensus between Party A and Party B. Upon the occurrence of any breach of this contract, Party A or Party B may terminate this contract complied with Labor Contract Law .
19. If Party B seriously violates labor principles and safe operation regulations, Party A would have the right to impose on Party B administrative and economical punishment ,until the termination of this contract on the basis of bylaws of Party A and Employee Handbook.
20.After inauguration of Party B as a leader, If there is a term of this position, and the term of the position is longer than the duration of this contract, this contract would be extended to the expiration of the term of this position.
21.Upon the occurrence of one of the following circumstances Party B is responsible for, this contract may be terminated be Party A by necessary process.
(1) Serious violation of labor principle or bylaws of Party A and provisions of Employee Handbook.
(2) Gross negligence or malpractice which results in great damage of Party A.
(3) Being imposed criminal punishment
22. Party B is incompetent, Party A may terminate this Contract after providing Party B with a written notice 30 days in advance and complete relevant procedures.
23. Party B may not terminate this contract during the medical treatment period for job-related injuries.
24. Party B may terminate this contract at any time upon the occurrence of any one of the following circumstances:
(1) Party A forces Party B to perform labor through force, threat or illegal restriction on Party B` s personal freedom.
(2) Party A fails to pay salary or provide necessary work conditions in accordance with this contract.
25. This contract will automatically and immediately terminate after expiration or the occurrence of circumstances set forth in Labor Contract Law and relevant laws and regulations.
26.Party A shall provide Party B with certificate of termination or rescission of labor contract and complete the transfer of Party A` s archives and social insurance during 15 days when Party A is entitled to termination or rescission of labor contract.
27.During 30 days prior to the expiration of this contract, the parties may extend this contact on the basis of consensus between Party A and Party B.IF not ,this contract would terminate automatically for its expiration and relevant procedures should be conducted.
28.Party A shall compensate Party B upon the occurrence of the following circumstances:
(1) Party A deducts and fails to pay Party B` s salary without reasons ,and refuse to pay Party B overtime work bonus. Party A shall pay Party B 25% of the total reward herein mentioned as compensation additionally.(excluding the circumstances of special agreement between Party A and Party B)
(2)Upon the salary Party A pays Party B less than the minimum salary standard in this region, Party A shall pay Party B 25% of this salary as compensation additionally.(excluding the circumstances of special agreement between Party A and Party B)
29.If Party B calls for termination of this Contract on one side, Party B shall pay Party A professional training fees ( in accordance with the Staff Continuing Education Agreement between Party A and Party B)

Article Nine
Miscellaneous

30. If Party A violates the laws and regulations of labor safety and labor protection，which results in accidents and Party B` s damage, Party A shall compensates Party B in accordance with relevant provisions of laws and regulations.
31. Party A shall assume liability for breach of this contract and pay Party B disposable penalty RMB500 because of dismissing Party B without reason. Party B shall pay Party A disposable penalty RMB 500, besides professional training fees or access fees for arbitrarily terminating this contract.
32.Party A shall pursue legal responsibility of Party B in accordance with relevant laws and regulations for economical damage resulting from Party B` s arbitrarily termination of this contract(including leaving position without submitting a letter of resignation)
33. Upon the occurrence of one of the following circumstances, Party A have the right to terminate this contract and claim against for RMB100-300 as indemnification .
(1)Party B can not meet the requirements of the original position after recovery from illness.
(2)Party B can not meet the requirements of the original position after recovery from injury.
34. The parties may lay supplementary contracts for matters not covered by this contract by reference to applicable labor laws and relevant regulations.
35. Where a labor dispute between the parties takes place during the performance of this contract, the parties concerned may seek for a settlement through consultation, or either party may apply to the labor dispute mediation committee of Party A for mediation; If the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee.
36. The parties agree to conclude and sign the following agreements as appendixes of this contract.
(1) training agreement
(2) confidentiality agreement
(3) status agreement
(4) other agreements
37. This contract shall be in duplicate copies, with one copy for each of the parties, and shall take effect upon affixation of the signatures and seals of the parties.
38. Other covenants
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Party A:(official stamp)                         Party B:

Authorized Representative:

Date:                                                        Date: